Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Net Income of $36.4 million

for the Third Quarter of 2026

Third Quarter 2026 Highlights

●	Record diluted earnings per share (“EPS”) of $2.21 with net income of $36.4 million and a 1.52% return on average assets (“ROAA”)
●	Expanded net interest margin (“NIM”) on a tax-equivalent yield (“TEY”) basis[1] 3 basis points to 3.58%
●	Strong capital markets revenue of $16.9 million, up 10% on a linked-quarter basis
●	Solid wealth management revenue of $5.7 million, up 12% year-over-year
●	Robust loan growth of 11% annualized on a linked-quarter basis, excluding m2 Equipment Finance (“m2”) portfolio runoff
●	Excellent asset quality with nonperforming assets (“NPAs”) improving to 0.39% of total assets, the lowest level in two years
●	Opportunistic share repurchases of $9.5 million, or 94,861 shares of common stock, during the quarter

Moline, IL, October 20, 2026 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced quarterly net income of $36.4 million and diluted EPS of $2.21 for the third quarter of 2026, compared to quarterly net income of $36.3 million and diluted EPS of $2.19 for the second quarter of 2026, and $36.7 million and $2.16 for the third quarter of 2025.

	For the Quarter Ended
	September 30,	June 30,	September 30,
$ in millions (except per share data)	2026	2026	2025
Net Income	$36.4	$36.3	$36.7
Diluted EPS	$2.21	$2.19	$2.16
Adjusted Net Income[1]	$36.4	$36.3	$36.9
Adjusted Diluted EPS[1]	$2.21	$2.19	$2.17

“We delivered record EPS this quarter with net income of $36.4 million, supported by margin expansion, robust loan growth, increased capital markets revenue, solid wealth management revenue, and further improvement in asset quality to the strongest level in several years,” said Todd Gipple, President and Chief Executive Officer. “Together, our results underscore the strength of our diversified business model, continued momentum in both low-income housing tax credit (“LIHTC”) and traditional lending, and disciplined execution across our franchise.”

Robust Loan Growth

In the third quarter of 2026, total loans increased $167.0 million, or 9% annualized from the second quarter. Loan growth was $189.7 million or 11% annualized when excluding the planned m2 portfolio runoff. Total loans were $7.2 billion on September 30, 2026, consistent with September 30, 2025 as the Company sold or securitized $730.0 million of LIHTC loans and an additional $105.6 million of m2 loans were runoff and not replaced.

“Over the past 12 months, we have strategically sold and securitized loans to recycle capital, support additional LIHTC originations, and generate attractive fee income without requiring corresponding balance sheet growth. By recycling this capital into new originations, we generated $67.5 million of capital markets revenue while increasing net interest income by $24.3 million or 10% compared to the preceding 12-month period. This demonstrates our ability to grow both net interest income and capital markets revenue while operating with a smaller balance sheet and deploying capital more efficiently,” said Mr. Gipple.

“With solid loan production trends and a strong pipeline heading into year-end, we are reaffirming our gross loan growth guidance of 10% to 15% annualized for the fourth quarter of 2026,” added Mr. Gipple.

Net Interest Income Growth Supported by Margin Expansion

Net interest income for the third quarter of 2026 was $68.7 million, an increase of $0.8 million, or 5% annualized, from the second quarter of 2026. NIM was 3.12% and NIM TEY1 was 3.58% for the third quarter, as compared to 3.10% and 3.55%, respectively, for the prior quarter. The linked-quarter increase in net interest income was driven by margin expansion supported by disciplined funding costs and higher average noninterest-bearing deposits. Average earning assets declined $44.5 million, reflecting strategic LIHTC loan offtakes in the second quarter with strong third quarter loan and investment growth partially offsetting the reduction.

“Our NIM TEY1 expanded 3 basis points from the second quarter of 2026, exceeding our guidance and driving solid net interest income growth. We expect the Federal Reserve’s September rate increase to be slightly accretive to NIM in the near-term, as variable-rate assets and new loan and investment growth reprice faster than deposits. The resulting benefit will hinge on our deposit repricing, customer behavior, and the shape of the yield curve. We remain focused on maintaining deposit pricing discipline and managing funding costs carefully,” said Nick Anderson, Chief Financial Officer.

“Looking ahead, we will continue to balance disciplined deposit pricing with the need to retain and grow core relationships. While our historical lag in deposit repricing should allow us to retain some near-term benefit from higher rates, continued competition for deposits and changes in our funding mix are expected to largely offset that benefit. Accordingly, assuming no additional Federal Reserve rate changes, we are guiding to a relatively static fourth quarter NIM TEY1,” added Mr. Anderson.

Capital Markets and Wealth Management Revenue Remain Strong

Noninterest income for the third quarter of 2026 was $30.5 million, up from $29.4 million in the second quarter of 2026. The Company generated $16.9 million of capital markets revenue in the third quarter of 2026, compared to $15.4 million in the prior quarter, which was impacted by a $1.3 million loss from the Freddie Mac LIHTC securitization.

Wealth management revenue totaled $5.7 million for the quarter, consistent with the prior quarter, benefitting from market performance, continued expansion of client relationships, and growth in assets under management. Compared with the third quarter of 2025, wealth management revenue increased 12%. “Our wealth management business continues to deliver strong results, reflecting sustained new relationship growth and consistent growth in annual revenue,” said Mr. Gipple.

“Capital markets revenue remained strong, reflecting sustained demand for affordable housing, the strength of our LIHTC team, and longstanding developer relationships. While several transactions expected to close in the third quarter shifted into the fourth quarter, this business continues to demonstrate consistent performance over time. We are reaffirming our guidance for $60 to $70 million of capital markets revenue over the next four quarters, including an expected $18 to $20 million in the fourth quarter,” added Mr. Gipple.

Expense Discipline Supports Operating Leverage

Noninterest expense for the third quarter of 2026 totaled $54.7 million, compared to $53.2 million for the second quarter of 2026. The linked-quarter increase was driven by occupancy and equipment expense, salary and employee benefits, and the timing of advertising and marketing expenses. Occupancy and equipment expense included costs related to the third core system conversion completed in early October 2026. Salary and employee benefits reflected higher incentive compensation driven by strong full-year performance to date.

“Expenses were near the lower end of our guidance range while we continued to invest in digital transformation and growth initiatives,” said Mr. Anderson. “Our efficiency ratio1 remained strong at 55.2%, reflecting our continued focus on operating leverage. Year-to-date, revenue has increased 9.3%, compared with expense growth of 4.8%, demonstrating continued operating leverage. Expenses remain well controlled, highlighting our disciplined execution of our 9/6/5 strategic model, which targets annual noninterest expense growth below 5%,” added Mr. Anderson.

For the fourth quarter of 2026, the Company expects noninterest expense to remain well controlled, assuming capital markets revenue and loan growth are within the guidance ranges and reflecting continued investments in digital transformation initiatives. The Company is reaffirming its noninterest expense guidance range of $54 to $57 million for the fourth quarter of 2026.

Strongest Asset Quality in Years

NPAs totaled $38.0 million at the end of the third quarter of 2026, a decrease of $1.5 million from the prior quarter, improving the NPA to total assets ratio to 0.39%, the lowest level since 2024. Total criticized loans also decreased $13.8 million on a linked-quarter basis to $120.4 million, or 1.67% of total loans and leases, the lowest percentage since 2019. The improvement reflected a combination of loan payoffs, credit upgrades, and charge-offs across several criticized borrower relationships.

The Company recorded a total provision for credit losses of $4.5 million in the third quarter, compared to $4.7 million in the second quarter. Net charge-offs were $3.1 million during the third quarter of 2026, a decline of $0.2 million from the prior quarter, and the lowest level recorded all year as the Company continues to benefit from the positive trends in charge-off activity from the winddown of the m2 portfolio. The allowance for credit losses to total loans held for investment was 1.23%, a decline of 1 basis point from the prior quarter.

Noninterest-Bearing Deposit Growth Despite Timing-Related Correspondent Deposit Outflows

Total deposits were $7.2 billion at September 30, 2026, compared to $7.4 billion at June 30, 2026. Core deposits excluding brokered deposits totaled $7.0 billion compared to $7.3 billion at June 30, 2026, while brokered deposits remained at 2% of total deposits. Noninterest-bearing deposits increased slightly, while average noninterest-bearing deposits increased $39.2 million or 15% annualized.

“We remain focused on optimizing our deposit mix and continued growth in relationship-based core deposits across our markets,” said Mr. Anderson. “We also achieved our fourth consecutive quarter of noninterest-bearing deposit growth, demonstrating continued progress on this key strategic priority. While we experienced some outflows of correspondent deposit balances during the quarter largely due to timing, those deposits have since returned to our balance sheet along with additional deposit growth shortly after the quarter ended,” added Mr. Anderson.

Tangible Book Value Growth and Disciplined Capital Management

Tangible book value (“TBV”) per share1 increased to $61.79 at September 30, 2026, representing 11% year-over-year growth while at the same time returning capital to shareholders through the repurchase of approximately 650 thousand shares of common stock and two dividend increases to-date in 2026.

As of September 30, 2026, the tangible common equity to tangible assets ratio1 decreased 28 basis points to 10.43% from 10.71% in the prior quarter. The decrease primarily reflected a $19.4 million reduction in accumulated other comprehensive income from unrealized losses on the investment portfolio as market interest rates increased, as well as the impact of continued share repurchases. These factors were partially offset by strong earnings.

The common equity tier 1 ratio increased 33 basis points to 11.01% and the total risk-based capital ratio increased 37 basis points to 14.50%. These quarterly changes reflect the combined impact of strong earnings and share repurchases during the quarter, partially offset by strong loan and investment growth. By comparison, these ratios were 10.68% and 14.13%, respectively, as of June 30, 2026.

Continued Opportunistic Share Repurchases

The Company repurchased $9.5 million of common stock during the third quarter of 2026, reflecting confidence in the Company’s long-term outlook. Since resuming share repurchase activity in 2025, the Company has repurchased more than 770 thousand shares, returning $65.5 million of capital to shareholders at an attractive multiple relative to TBV1. The share repurchase program remains an important capital management tool, providing flexibility to return capital to shareholders while maintaining a strong capital position.

Efficient Tax Management Supports Strong Earnings

The Company continued to benefit from a well-managed effective tax rate, reflecting disciplined tax planning and execution across the organization. This consistent approach enhances earnings quality and supports the Company’s ability to reinvest in growth, maintain strong capital levels, and return capital to shareholders. The Company expects its effective tax rate to remain in the range of 8% to 10% for the fourth quarter of 2026, assuming a revenue mix in line with its guidance ranges.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, October 21, 2026, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253; Canada toll-free 855-669-9657). Participants should request to join the QCR Holdings, Inc. call. Participants will be required to state their name and company upon entering the call. The event will be available for replay through October 28, 2026. The replay access information is 855-669-9658 (international 412-317-0088); access code 5670385. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Guaranty Bank, based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. The Company has 35 locations in Iowa, Missouri, and Illinois. As of September 30, 2026, the Company had $9.8 billion in assets, $7.2 billion in loans and $7.2 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Endnotes

1Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these adjusted measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

Special Note Concerning Forward-Looking Statements.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode,” “predict,” “suggest,” “project,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by forward-looking statements. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets, including effects of inflationary pressures, the threat or implementation of tariffs, immigration enforcement and changes in foreign policy; (ii) effects on the U.S. economy resulting from actions taken by federal and local governments, including changes in local, state and federal laws and regulations, the threat or implementation of tariffs, immigration enforcement and changes in foreign policy; (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, military conflicts, acts of war or threats thereof (including the Russian invasion of Ukraine and ongoing conflicts in the Middle East), and other adverse external events that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, affect global supply chains, increase the volatility of financial markets, and other matters beyond our control, and the response of the local, state and national governments to any such adverse external events; (iv) new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB, the Securities and Exchange Commission (the “SEC”) or the PCAOB; (v) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company’s commercial borrowers; (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions, private credit firms, fintech companies, and digital asset service providers and the inability to attract new customers; (vii) rapid technological changes implemented by us and our third-party vendors, including the development and implementation of tools incorporating artificial intelligence; (viii) unexpected results of acquisitions, including failure to realize the anticipated benefits of the acquisitions and the possibility that transaction and integration costs may be greater than anticipated; (ix) the loss of key executives and employees, talent shortages and employee turnover; (x) changes in consumer spending; (xi) unexpected outcomes and costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xii) the economic impact on the Company and its customers of climate change, natural disasters and exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates such as the September increase in the benchmark federal funds rate by the Federal Reserve; (xiv) credit risk and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio and large loans to certain borrowers (including CRE loans); (xv) the overall health of the local and national real estate market; (xvi) the ability to maintain an adequate level of allowance for credit losses on loans; (xvii) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (xviii) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xix) the level of non-performing assets on our balance sheet; (xx) interruptions involving our information technology and communications systems or third-party servicers; (xxi) the occurrence of fraudulent activity, breaches or failures of the Company’s or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxii) emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business or customers; (xxiii) changes in the interest rates and repayment rates of the Company’s assets; (xxiv) the effectiveness of the Company’s risk management framework; and (xxv) the ability of the Company to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the SEC.

Contact:

Doug Neumann

VP, Investor Relations

(309) 743-7753

dneumann@qcrh.com

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$89,267	$111,342	$80,038	$76,494	$77,581
Federal funds sold and interest-bearing deposits	97,433	80,408	39,290	76,399	84,738
Securities, net of allowance for credit losses	1,431,589	1,401,408	1,324,750	1,312,310	1,308,689
Loans receivable held for sale (1)	2,449	3,731	524,931	1,429	1,457
Loans/leases receivable held for investment	7,197,454	7,029,199	6,760,569	7,165,526	7,177,464
Allowance for credit losses	(88,424)	(87,185)	(85,459)	(90,127)	(88,770)
Intangibles	6,562	7,068	7,574	8,080	9,077
Goodwill	138,595	138,595	138,595	138,595	138,595
Derivatives	243,882	211,178	209,836	188,409	202,703
Other assets	676,513	624,899	613,571	621,079	576,401
Total assets	$9,795,320	$9,520,643	$9,613,695	$9,498,194	$9,487,935

Total deposits	$7,203,201	$7,417,334	$7,770,850	$7,414,198	$7,380,068
Total borrowings	1,021,344	660,315	418,257	638,541	706,827
Derivatives	262,023	131,921	149,836	137,051	150,375
Other liabilities	156,934	161,316	152,288	196,093	163,750
Total stockholders’ equity	1,151,818	1,149,757	1,122,464	1,112,311	1,086,915
Total liabilities and stockholders’ equity	$9,795,320	$9,520,643	$9,613,695	$9,498,194	$9,487,935

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (2)
Commercial and industrial - revolving	$450,232	$407,419	$376,284	$384,656	$386,674
Commercial and industrial - other	1,046,885	1,080,335	1,059,148	1,094,064	1,107,896
Commercial and industrial - other - LIHTC	136,382	129,578	237,125	224,802	222,772
Total commercial and industrial	1,633,499	1,617,332	1,672,557	1,703,522	1,717,342
Commercial real estate, owner occupied	607,424	589,928	588,098	577,352	586,578
Commercial real estate, non-owner occupied	927,205	966,873	1,000,673	1,036,655	1,053,732
Construction and land development	666,961	630,909	608,039	566,891	515,787
Construction and land development - LIHTC	536,506	574,644	693,591	741,531	1,028,978
Multi-family	365,198	359,993	355,349	340,080	316,353
Multi-family - LIHTC	1,675,395	1,511,247	1,582,573	1,429,251	1,187,243
Direct financing leases	5,610	6,382	7,947	9,533	11,090
1-4 family real estate	614,717	613,664	618,973	603,683	599,838
Consumer	167,388	161,958	157,700	158,457	161,980
Total loans/leases	$7,199,903	$7,032,930	$7,285,500	$7,166,955	$7,178,921
Less allowance for credit losses	88,424	87,185	85,459	90,127	88,770
Net loans/leases	$7,111,479	$6,945,745	$7,200,041	$7,076,828	$7,090,151

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$13,356	$13,928	$15,059	$16,024	$14,208
Municipal securities	1,144,374	1,126,055	1,081,102	1,081,274	1,085,669
Residential mortgage-backed and related securities	106,133	88,515	86,222	68,855	57,108
Asset backed securities	3,651	3,769	4,076	4,439	4,918
Other securities	48,307	53,456	55,845	58,143	63,824
Trading securities (3)	116,050	115,967	82,728	83,857	83,225
Total securities	$1,431,871	$1,401,690	$1,325,032	$1,312,592	$1,308,952
Less allowance for credit losses	282	282	282	282	263
Net securities	$1,431,589	$1,401,408	$1,324,750	$1,312,310	$1,308,689

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,023,748	$1,022,346	$982,696	$945,513	$931,774
Interest-bearing demand deposits	5,189,923	5,399,818	5,634,742	5,196,438	5,176,364
Time deposits	824,663	840,346	968,914	1,035,317	1,004,980
Brokered deposits	164,867	154,824	184,498	236,930	266,950
Total deposits	$7,203,201	$7,417,334	$7,770,850	$7,414,198	$7,380,068

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$10,609	$10,609	$10,609	$10,383	$145,383
Overnight FHLB advances	623,000	258,000	15,000	235,000	145,000
Other borrowings	99,488	99,430	107,457	107,395	130,609
Other short-term borrowings	4,750	8,907	1,950	2,650	2,850
Subordinated notes	234,407	234,312	234,217	234,122	234,027
Junior subordinated debentures	49,090	49,057	49,024	48,991	48,958
Total borrowings	$1,021,344	$660,315	$418,257	$638,541	$706,827

(1)	There were no loans identified for LIHTC securitization or LIHTC loan sales September 30, 2026 and June 30, 2026, $522.9 million identified and included in LHFS at March 31, 2026 and none as of December 31, 2025 and September 30, 2025.
(2)	Loan categories with significant LIHTC loan balances have been broken out separately. Total LIHTC balances within the loan/lease portfolio were $2.4 billion at September 30, 2026.
(3)	Trading securities consisted of retained beneficial interests acquired in conjunction with Freddie Mac securitizations completed by the Company.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$121,573	$121,027	$120,091	$127,491	$125,015
Interest expense	52,881	53,111	52,653	59,137	60,216
Net interest income	68,692	67,916	67,438	68,354	64,799
Provision for credit losses	4,452	4,708	2,454	5,499	4,305
Net interest income after provision for credit losses	$64,240	$63,208	$64,984	$62,855	$60,494

Trust fees (1)	$3,980	$4,281	$3,894	$3,749	$3,544
Investment advisory and management fees (1)	1,677	1,551	1,539	1,504	1,488
Deposit service fees	2,230	2,115	1,973	2,092	2,231
Gains on sales of residential real estate loans, net	325	507	614	666	529
Capital markets revenue	16,901	15,392	10,701	24,481	23,832
Earnings on bank-owned life insurance	887	1,025	931	888	952
Debit card fees	1,745	1,752	1,659	1,640	1,648
Correspondent banking fees	738	747	693	699	664
Loan related fee income	1,045	1,066	950	930	846
Fair value gain (loss) on derivatives and trading securities	442	802	(869)	800	324
Other	512	189	867	1,216	593
Total noninterest income	$30,482	$29,427	$22,952	$38,665	$36,651

Salaries and employee benefits	$32,803	$32,120	$31,389	$36,898	$34,338
Occupancy and equipment expense	8,165	7,342	7,479	7,364	7,363
Professional and data processing fees	5,250	5,597	5,162	7,303	6,741
FDIC insurance, other insurance and regulatory fees	1,847	1,973	2,072	2,232	2,035
Loan/lease expense	606	291	106	378	345
Net cost of (income from) and gains/losses on operations of other real estate	24	(11)	16	36	3
Advertising and marketing	2,143	1,822	1,775	2,346	1,830
Communication and data connectivity	170	243	202	184	40
Supplies	223	265	233	238	259
Bank service charges	679	711	664	706	678
Losses on debt extinguishment, net	—	—	—	1,963	—
Correspondent banking expense	334	335	333	329	338
Intangibles amortization	506	506	506	997	662
Payment card processing	551	496	508	577	569
Trust expense	423	455	474	436	412
Other	1,002	1,012	1,206	865	974
Total noninterest expense	$54,726	$53,157	$52,125	$62,852	$56,587

Net income before income taxes	$39,996	$39,478	$35,811	$38,668	$40,558
Federal and state income tax expense	3,562	3,227	2,428	3,004	3,844
Net income	$36,434	$36,251	$33,383	$35,664	$36,714

Basic EPS	$2.23	$2.20	$2.00	$2.13	$2.17
Diluted EPS	$2.21	$2.19	$1.99	$2.12	$2.16

Weighted average common shares outstanding	16,362,311	16,489,987	16,651,808	16,756,717	16,919,785
Weighted average common and common equivalent shares outstanding	16,451,111	16,569,815	16,741,541	16,858,672	17,015,730

(1)	Trust fees and investment advisory and management fees when combined are referred to as wealth management revenue.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Nine Months Ended
	September 30,	September 30,
	2026	2025

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$362,691	$361,935
Interest expense	158,645	175,068
Net interest income	204,046	186,867
Provision for credit losses	11,614	12,582
Net interest income after provision for credit losses	$192,432	$174,285

Trust fees (1)	$12,155	$10,625
Investment advisory and management fees (1)	4,767	3,996
Deposit service fees	6,318	6,601
Gains on sales of residential real estate loans, net	1,446	1,382
Capital markets revenue	42,994	40,217
Earnings on bank-owned life insurance	2,843	2,474
Debit card fees	5,156	4,784
Correspondent banking fees	2,178	1,977
Loan related fee income	3,061	2,840
Fair value gain (loss) on derivatives and trading securities	375	(453)
Other	1,568	1,215
Total noninterest income	$82,861	$75,658

Salaries and employee benefits	$96,312	$90,176
Occupancy and equipment expense	22,986	20,655
Professional and data processing fees	16,009	17,974
FDIC insurance, other insurance and regulatory fees	5,892	5,965
Loan/lease expense	1,003	1,133
Net cost of and gains/losses on operations of other real estate	29	44
Advertising and marketing	5,740	5,189
Communication and data connectivity	615	604
Supplies	721	718
Bank service charges	2,054	1,994
Correspondent banking expense	1,002	981
Intangibles amortization	1,518	1,984
Payment card processing	1,555	1,710
Trust expense	1,352	1,182
Other	3,220	2,400
Total noninterest expense	$160,008	$152,709

Net income before income taxes	$115,285	$97,234
Federal and state income tax expense	9,217	5,704
Net income	$106,068	$91,530

Basic EPS	$6.43	$5.41
Diluted EPS	$6.39	$5.38

Weighted average common shares outstanding	16,501,369	16,916,371
Weighted average common and common equivalent shares outstanding	16,587,489	17,011,877

(1)	Trust fees and investment advisory and management fees when combined are referred to as wealth management revenue.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of and for the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2026	2026	2026	2025	2025	2026	2025

	(dollars in thousands, except per share data)

COMMON SHARE DATA
Common shares outstanding	16,291,870	16,367,268	16,496,102	16,690,603	16,838,866
Book value per common share (1)	$70.70	$70.25	$68.04	$66.64	$64.55
Tangible book value per common share (Non-GAAP) (2)	$61.79	$61.35	$59.18	$57.86	$55.78
Closing stock price	$97.88	$97.35	$85.45	$83.30	$75.64
Market capitalization	$1,594,648	$1,593,354	$1,409,592	$1,390,327	$1,273,692
Market price / book value	138.45%	138.58%	125.58%	124.99%	117.18%
Market price / tangible book value	158.41%	158.68%	144.38%	143.98%	135.61%
Earnings per common share (basic) LTM (3)	$8.56	$8.50	$8.01	$7.54	$7.21
Price earnings ratio LTM (3)	11.43x	11.45 x	10.67 x	11.05 x	10.49 x
TCE / TA (Non-GAAP) (4)	10.43%	10.71%	10.31%	10.33%	10.06%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Beginning balance	$1,149,757	$1,122,464	$1,112,311	$1,086,915	$1,050,554
Net income	36,434	36,251	33,383	35,664	36,714
Other comprehensive income (loss), net of tax	(23,834)	4,354	(1,879)	1,981	8,342
Common stock cash dividends declared	(2,457)	(1,652)	(1,674)	(1,011)	(1,017)
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	(9,545)	(13,469)	(20,842)	(12,635)	(8,993)
Other (5)	1,463	1,809	1,165	1,397	1,315
Ending balance	$1,151,818	$1,149,757	$1,122,464	$1,112,311	$1,086,915

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.50%	14.13%	14.00%	14.19%	14.03%
Tier 1 risk-based capital ratio	11.52%	11.18%	11.05%	11.02%	10.85%
Tier 1 leverage capital ratio	11.96%	11.65%	11.44%	11.07%	11.29%
Common equity tier 1 ratio	11.01%	10.68%	10.54%	10.52%	10.34%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.52%	1.51%	1.40%	1.46%	1.57%	1.48%	1.33%
Return on average total equity (annualized)	12.43%	12.64%	11.75%	12.78%	13.65%	12.27%	11.68%
Net interest margin	3.12%	3.10%	3.13%	3.06%	3.00%	3.12%	2.97%
Net interest margin TEY (Non-GAAP) (7)	3.58%	3.55%	3.58%	3.57%	3.51%	3.57%	3.46%
Efficiency ratio (Non-GAAP) (8)	55.18%	54.61%	57.67%	58.73%	55.78%	55.77%	58.17%
Gross loans/leases held for investment / total assets	73.48%	73.83%	70.32%	75.44%	75.65%	73.48%	75.01%
Gross loans/leases held for investment / total deposits	99.92%	94.77%	87.00%	96.65%	97.25%	99.92%	97.25%
Effective tax rate	8.91%	8.17%	6.78%	7.77%	9.48%	7.99%	5.87%
Full-time equivalent employees	1,016	1,001	997	1,004	994	1,016	994

AVERAGE BALANCES
Assets	$9,558,844	$9,581,171	$9,550,010	$9,758,848	$9,354,411	$9,563,374	$9,176,349
Loans/leases	7,103,446	7,182,293	7,183,312	7,292,592	7,048,314	7,156,107	6,907,731
Deposits	7,439,218	7,613,397	7,650,696	7,620,212	7,383,373	7,566,996	7,250,268
Total stockholders’ equity	1,172,894	1,147,382	1,136,307	1,116,342	1,075,715	1,152,328	1,045,090

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets. See GAAP to Non-GAAP reconciliations.
(3)	LTM: Last twelve months.
(4)	TCE / TCA: tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY: Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	September. 30, 2026			June 30, 2026			September 30, 2025
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$13,386	$127	3.71%	$5,264	$52	3.91%	$13,808	$154	4.36%
Interest-bearing deposits at financial institutions	106,013	935	3.50%	150,092	1,353	3.62%	128,126	1,341	4.15%
Investment securities - taxable	446,297	4,968	4.46%	426,526	4,755	4.47%	400,765	4,878	4.86%
Investment securities - nontaxable (1)	1,035,149	16,451	6.35%	989,220	15,537	6.29%	952,542	13,841	5.81%
Restricted investment securities	34,653	650	7.34%	30,028	519	6.84%	31,959	570	6.98%
Loans (1)	7,103,446	108,476	6.06%	7,182,293	108,623	6.07%	7,048,314	115,094	6.48%
Total earning assets (1)	$8,738,944	$131,607	5.98%	$8,783,423	$130,839	5.97%	$8,575,514	$135,878	6.29%

Interest-bearing deposits	$5,407,041	$36,031	2.64%	$5,519,231	$36,251	2.63%	$5,197,006	$40,221	3.07%
Time deposits	979,181	8,568	3.47%	1,080,345	9,543	3.54%	1,237,232	12,595	4.04%
Short-term borrowings	3,661	33	3.47%	3,138	30	3.82%	2,022	21	4.15%
Federal Home Loan Bank advances	256,174	2,509	3.83%	153,279	1,384	3.57%	204,786	2,348	4.49%
Other borrowings	99,450	1,081	4.35%	107,389	1,265	4.71%	48,295	479	3.97%
Subordinated notes	234,344	3,934	6.72%	234,250	3,923	6.70%	236,783	3,861	6.52%
Junior subordinated debentures	49,068	725	5.78%	49,035	716	5.78%	48,936	690	5.52%
Total interest-bearing liabilities	$7,028,919	$52,881	2.98%	$7,146,667	$53,112	2.98%	$6,975,060	$60,215	3.42%

Net interest income (1)		$78,726			$77,727			$75,663
Net interest margin			3.12%			3.10%			3.00%
Net interest margin TEY (Non-GAAP) (1) (2)			3.58%			3.55%			3.51%
Cost of funds (3)			2.60%			2.61%			3.01%

	For the Nine Months Ended
	September. 30, 2026			September 30, 2025
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$8,904	$252	3.73%	$12,385	$412	4.38%
Interest-bearing deposits at financial institutions	141,033	3,776	3.58%	149,287	4,778	4.28%
Investment securities - taxable	427,853	14,685	4.58%	401,067	14,272	4.75%
Investment securities - nontaxable (1)	989,559	46,038	6.21%	896,990	38,434	5.72%
Restricted investment securities	29,773	1,554	6.89%	32,191	1,726	7.07%
Loans (1)	7,156,107	325,980	6.09%	6,907,731	332,780	6.44%
Total earning assets (1)	$8,753,229	$392,285	5.99%	$8,399,651	$392,402	6.24%

Interest-bearing deposits	$5,459,152	$107,776	2.64%	$5,094,180	$116,523	3.06%
Time deposits	1,088,435	29,172	3.58%	1,211,739	37,693	4.16%
Short-term borrowings	3,349	90	3.55%	1,761	55	4.09%
Federal Home Loan Bank advances	151,212	4,190	3.65%	211,189	7,197	4.49%
Other borrowings	104,722	3,512	4.47%	16,275	479	3.93%
Subordinated notes	234,251	11,777	6.70%	234,659	11,062	6.29%
Junior subordinated debentures	49,035	2,128	5.72%	48,904	2,059	5.55%
Total interest-bearing liabilities	$7,090,156	$158,645	2.99%	$6,818,707	$175,068	3.43%

Net interest income (1)		$233,640			$217,334
Net interest margin			3.12%			2.97%
Net interest margin TEY (Non-GAAP) (1) (2)			3.57%			3.46%
Cost of funds (3)			2.61%			3.01%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(2)	TEY: Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(3)	Cost of funds includes the effect of noninterest-bearing deposits.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025

	(dollars in thousands)

ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$87,185	$85,459	$90,127	$88,770	$88,732
Change in ACL for transfer of loans to LHFS (4)	—	374	(3,450)	—	—
Provision for credit losses	4,324	4,652	2,688	5,562	4,225
Loans/leases charged off	(4,217)	(3,573)	(4,447)	(4,469)	(4,746)
Recoveries on loans/leases previously charged off	1,132	273	541	264	559
Ending balance	$88,424	$87,185	$85,459	$90,127	$88,770

NONPERFORMING ASSETS
Nonaccrual loans/leases	$36,250	$39,139	$41,823	$42,212	$42,167
Accruing loans/leases past due 90 days or more	21	1	35	85	43
Total nonperforming loans/leases	36,271	39,140	41,858	42,297	42,210
Other real estate owned	1,709	350	540	540	—
Other repossessed assets	20	20	500	500	510
Total nonperforming assets	$38,000	$39,510	$42,898	$43,337	$42,720

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.39%	0.41%	0.45%	0.45%	0.45%
ACL for loans and leases / total loans/leases held for investment	1.23%	1.24%	1.26%	1.26%	1.24%
ACL for loans and leases / nonperforming loans/leases	243.79%	222.75%	204.16%	213.08%	210.31%
Net charge-offs as a % of average loans/leases	0.04%	0.05%	0.05%	0.06%	0.06%

INTERNALLY ASSIGNED RISK RATING (1)
Special mention	$59,675	$69,706	$82,819	$74,765	$76,750
Substandard (2)	60,729	64,519	63,491	64,142	67,319
Doubtful (2)	—	—	—	—	—
Total Criticized loans (3)	$120,404	$134,225	$146,310	$138,907	$144,069

Classified loans as a % of total loans/leases (2)	0.84%	0.92%	0.87%	0.89%	0.94%
Total Criticized loans as a % of total loans/leases (3)	1.67%	1.91%	2.01%	1.94%	2.01%

(1)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass for the government guaranteed portion.
(2)	Classified loans are defined as loans with internally assigned risk ratings of 10 or 11, regardless of performance, and include loans identified as Substandard or Doubtful.
(3)	Total Criticized loans are defined as loans with internally assigned risk ratings of 9, 10, or 11, regardless of performance, and include loans identified as Special Mention, Substandard, or Doubtful.
(4)	LHFS: Loans held for sale.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2026	2026	2025	2026	2025

	(dollars in thousands)

TOTAL ASSETS
Quad City Bank and Trust (1)	$2,709,310	$2,787,394	$2,794,136
m2 Equipment Finance, LLC	108,136	130,764	211,524
Cedar Rapids Bank and Trust	2,979,899	2,880,251	2,760,379
Community State Bank	1,780,615	1,745,280	1,680,476
Guaranty Bank	2,414,400	2,377,330	2,446,635

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$2,166,722	$2,393,789	$2,407,371
Cedar Rapids Bank and Trust	2,045,193	2,075,070	1,890,779
Community State Bank	1,325,930	1,263,222	1,296,255
Guaranty Bank	1,879,258	1,879,401	1,835,993

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$1,949,427	$1,895,840	$2,118,791
m2 Equipment Finance, LLC	112,377	135,065	217,966
Cedar Rapids Bank and Trust	2,073,690	2,011,688	1,894,594
Community State Bank	1,331,493	1,291,151	1,269,359
Guaranty Bank	1,845,293	1,834,251	1,896,178

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	90%	79%	88%
Cedar Rapids Bank and Trust	101%	97%	100%
Community State Bank	100%	102%	98%
Guaranty Bank	98%	98%	103%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	72%	68%	76%
Cedar Rapids Bank and Trust	70%	70%	69%
Community State Bank	75%	74%	76%
Guaranty Bank	76%	77%	78%

ACL ON LOANS/LEASES HELD FOR INVESTMENT AS A PERCENTAGE OF LOANS/LEASES HELD FOR INVESTMENT
Quad City Bank and Trust (1)	1.18%	1.17%	1.24%
m2 Equipment Finance, LLC	5.42%	5.05%	4.48%
Cedar Rapids Bank and Trust	1.17%	1.19%	1.31%
Community State Bank	1.03%	1.00%	0.97%
Guaranty Bank	1.48%	1.53%	1.34%

RETURN ON AVERAGE ASSETS (ANNUALIZED)
Quad City Bank and Trust (1)	1.37%	1.59%	1.20%	1.43%	1.25%
Cedar Rapids Bank and Trust	3.02%	3.03%	3.26%	2.84%	2.60%
Community State Bank	1.29%	1.34%	1.40%	1.33%	1.27%
Guaranty Bank	1.22%	0.66%	1.30%	1.04%	0.96%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.26%	3.15%	3.40%	3.21%	3.43%
Cedar Rapids Bank and Trust	4.07%	3.99%	4.03%	4.03%	4.01%
Community State Bank	3.92%	3.91%	3.90%	3.91%	3.85%
Guaranty Bank	3.37%	3.27%	3.22%	3.36%	3.13%

(1)

Quad City Bank and Trust amounts include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.

(2)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
GAAP TO NON-GAAP RECONCILIATIONS	2026	2026	2026	2025	2025

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders’ equity (GAAP)	$1,151,818	$1,149,757	$1,122,464	$1,112,311	$1,086,915
Less: Intangible assets	145,157	145,663	146,169	146,675	147,672
Tangible common equity (non-GAAP)	$1,006,661	$1,004,094	$976,295	$965,636	$939,243

Total assets (GAAP)	$9,795,320	$9,520,643	$9,613,695	$9,498,194	$9,487,935
Less: Intangible assets	145,157	145,663	146,169	146,675	147,672
Tangible assets (non-GAAP)	$9,650,163	$9,374,980	$9,467,526	$9,351,519	$9,340,263

Tangible common equity to tangible assets ratio (non-GAAP)	10.43%	10.71%	10.31%	10.33%	10.06%

TANGIBLE BOOK VALUE PER SHARE (1)

Tangible common equity (non-GAAP)	$1,006,661	$1,004,094	$976,295	$965,636	$939,243

Common shares outstanding	16,291,870	16,367,268	16,496,102	16,690,603	16,838,866

Tangible book value per common share (non-GAAP)	$61.79	$61.35	$59.18	$57.86	$55.78

CORE DEPOSITS (1)

Total deposits (GAAP)	$7,203,201	$7,417,334	$7,770,850	$7,414,198	$7,380,068
Less: Brokered Deposits	164,867	154,824	184,498	236,930	266,950
Core deposits (non-GAAP)	$7,038,334	$7,262,510	$7,586,352	$7,177,268	$7,113,118

(1)	These metrics are non-GAAP financial measures. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
ADJUSTED NET INCOME (1)	2026	2026	2026	2025	2025	2026	2025

	(dollars in thousands, except per share data)
Net income (GAAP)	$36,434	$36,251	$33,383	$35,664	$36,714	$106,068	$91,530

Less non-core items (post-tax) (2):
Income:
Fair value loss on derivatives, net	—	(4)	(13)	(88)	(223)	(17)	(776)
Total adjusted income (non-GAAP)	$—	$(4)	$(13)	$(88)	$(223)	$(17)	$(776)

Expense:
Losses on debt extinguishment, net	—	—	—	1,551	—	—	—
Total adjusted expense (non-GAAP)	$—	$—	$—	$1,551	$—	$—	$—

Adjusted net income (non-GAAP) (1)	$36,434	$36,255	$33,396	$37,303	$36,937	$106,085	$92,306

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$36,434	$36,255	$33,396	$37,303	$36,937	$106,085	$92,306

Weighted average common shares outstanding	16,362,311	16,489,987	16,651,808	16,756,717	16,919,785	16,501,369	16,916,371
Weighted average common and common equivalent shares outstanding	16,451,111	16,569,815	16,741,541	16,858,672	17,015,730	16,587,489	17,011,877

Adjusted earnings per common share (non-GAAP):
Basic	$2.23	$2.20	$2.01	$2.23	$2.18	$6.43	$5.46
Diluted	$2.21	$2.19	$1.99	$2.21	$2.17	$6.40	$5.43

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)

Adjusted net income (non-GAAP) (from above)	$36,434	$36,255	$33,396	$37,303	$36,937	$106,085	$92,306

Average Assets	$9,558,844	$9,581,171	$9,550,010	$9,758,848	$9,354,411	$9,563,374	$9,176,349

Adjusted return on average assets (annualized) (non-GAAP)	1.52%	1.51%	1.40%	1.53%	1.58%	1.48%	1.34%
Adjusted return on average equity (annualized) (non-GAAP)	12.43%	12.64%	11.76%	13.37%	13.73%	12.27%	11.78%

NET INTEREST MARGIN TEY (3)

Net interest income (GAAP)	$68,692	$67,916	$67,438	$68,354	$64,799	$204,046	$186,867
Plus: Tax equivalent adjustment (4)	10,034	9,811	9,748	11,277	10,864	29,594	30,467
Net interest income - tax equivalent (non-GAAP)	$78,726	$77,727	$77,186	$79,631	$75,663	$233,640	$217,334

Average earning assets	$8,738,944	$8,783,423	$8,737,152	$8,872,022	$8,575,514	$8,753,229	$8,399,651

Net interest margin (GAAP)	3.12%	3.10%	3.13%	3.06%	3.00%	3.12%	2.97%
Net interest margin TEY (non-GAAP)	3.58%	3.55%	3.58%	3.57%	3.51%	3.57%	3.46%

EFFICIENCY RATIO (5)

Noninterest expense (GAAP)	$54,726	$53,157	$52,125	$62,852	$56,587	$160,008	$152,709

Net interest income (GAAP)	$68,692	$67,916	$67,438	$68,354	$64,799	$204,046	$186,867
Noninterest income (GAAP)	30,482	29,427	22,952	38,665	36,651	82,861	75,658
Total income	$99,174	$97,343	$90,390	$107,019	$101,450	$286,907	$262,525

Efficiency ratio (noninterest expense/total income) (non-GAAP)	55.18%	54.61%	57.67%	58.73%	55.78%	55.77%	58.17%
Adjusted efficiency ratio (adjusted noninterest expense/adjusted total income) (non-GAAP)	55.18%	54.61%	57.66%	56.84%	55.62%	55.77%	57.95%

(1)	Adjusted net income, adjusted earnings per common share, adjusted return on average assets and average equity are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, these non-GAAP measures are reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Adjusted or non-recurring items (post-tax) are calculated using an estimated effective federal tax rate of 21% with the exception of goodwill impairment which is not deductible for tax.
(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(4)	Net interest margin TEY is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.
(5)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.